Salomon Brothers
 Investors Fund Inc
                                                           Form N-SAR -
June 30, 1998
                                                              Attachment -
Item 77C


                                               SUBMISSION OF MATTERS TO A VOTE
 OF SECURITY HOLDERS



          If any matter has been submitted to a vote of security holders, furnish the following information:

               1.(a)       The date of the meeting and whether it was an annual
 or special meeting.

                                                   January 14, 1998 Special
 Meeting of Stockholders

               Describe  each  nonroutine  matter  voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each such matter.


Proposal 1
Approval of new management contract between Salomon Brothers Asset Management and the Fund.

Votes For                   Votes Against               Votes Abstained
---------------------- ---------------------- --------------------------
           17,697,135                491,672                    840,731
---------------------- ---------------------- --------------------------


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